UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2021

GLOBAL HEALTHCARE REIT, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

6800 N. 79th St., Ste. 200, Niwot, CO 80503

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.02	TERMINATION OF MATERIAL AGREEMENTS

Global Healthcare REIT, Inc., d/b/a Selectis Health, Inc., (the “Company”) has been a party to two operating leases covering its skilled nursing homes located in Warrenton, Georgia and Sparta, Georgia:

The Company’s wholly owned subsidiary ALT/WARR, LLC was the landlord under a lease dated as of August 18, 2015, between ATL/WARR, LLC , and C.R.M. of Warrenton, LLC d/b/a C.R.M. Warrenton Health & Rehab, LLC (“Tenant”) governing the skilled-nursing facility located at 813 Atlanta Highway, Warrenton, Georgia, as amended; and

The Company’s wholly-owned subsidiary Providence HR, LLC was the landlord under a lease dated as of dated as of August 18, 2015, between Providence HR, LLC, and C.R.M. of Sparta, LLC d/b/a C.R.M. Providence Health & Rehab, LLC (“Tenant”) governing the skilled-nursing facility located at 60 Providence Street, Sparta, Georgia, as amended.

Both Tenant entities are affiliates of the same individual professional operator.

Effective January 27, 2021, the Company served a Notice of Termination under both of the foregoing leases. The Notice of Termination was based upon numerous Events of Default under both leases, including the Tenant’s failure to pay required taxes, which have been accruing. The Company expects both Tenants to dispute the existence of Events of Default and object to the termination of the leases.

There can be no assurance how these matters will be resolved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: January 28, 2021	/s/ Christopher R. Barker
Christopher R. Barker, President and COO